Exhibit 23.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of our reports dated September 28, 2023 and October 15, 2024, relating to the consolidated financial statements of Singularity Future Technology Ltd. and its subsidiaries, appearing in its Annual Reports on Form 10-K for the years ended June 30, 2023 and June 30, 2024, respectively.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

October 17, 2024